Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-34466 and 333-56550), Form S-4 (Nos. 333-97627) and Form S-8 (Nos.  333-44221, 333-24095, and 333-07149) of Trico Marine Services, Inc. and Subsidiaries of our reports dated February 12, 2003 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 27, 2003